Exhibit 10.1

FIRST AMENDMENT
TO
ADVISORY MANAGEMENT AGREEMENT

This FIRST AMENDMENT TO THE AMENDED AND RESTATED ADVISORY AGREEMENT (the “Amendment”) is made and entered into as of the 10th day of March, 2009 by and between CORNERSTONE CORE PROPERTIES REIT, INC., a Maryland corporation (the “ Company ”), and CORNERSTONE REALTY ADVISORS, LLC, a California limited liability company (the “ Advisor ”).

WHEREAS, the Company and the Advisor previously entered into that certain Amended and Restated Advisory Agreement dated December 31, 2005 which has been renewed for successive one-year periods through December 31, 2009 (the “Agreement”);

WHEREAS, the Company and the Advisor desire to amend the Agreement to revise the timing and method of payment of the Subordinated Performance Fee Due Upon Termination.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendment to Section 1.  Section 1 of the Agreement is hereby amended by deleting the definition of “Subordinated Performance Fee Due Upon Termination” in its entirety and replacing it with the following:

Subordinated Performance Fee Due Upon Termination means a fee payable in the form of a non-interest bearing promissory note (the “Performance Fee Note”) in a principal amount equal to:

(a)   if (i) the sum of Company Value plus the total Dividends paid to Stockholders through the Termination Date exceeds (ii) the sum of the aggregate Invested Capital plus the total Dividends required to be paid to the Stockholders in order to pay the Stockholders' 10% Return through the Termination Date, a fee equal to 15% of such excess amount;

(b)   if the requirements of paragraph (a) above are not met, and (i) the sum of the Company Value plus the total Dividends paid to Stockholders through the Termination Date exceeds (ii) the sum of the aggregate Invested Capital plus the total Dividends required to be paid to the Stockholders in order to pay the Stockholders' 8% Return through the Termination Date, a fee equal to 10% of such excess amount; and

(c)   if the requirements of paragraph (a) and (b) above are not met, and (i) the sum of Company Value plus the total Dividends paid to Stockholders through the Termination Date exceeds (ii) the sum of the aggregate Invested Capital plus the total Dividends required to be paid to the Stockholders in order to pay the Stockholders' 6% Return through the Termination Date, a fee equal to 5% of such excess amount.

The Company shall repay the Performance Fee Note at such time as the Company completes the first Sale of a Property after the Termination Date using Cash from Sales. If the Cash from Sales from the first Sale after the Termination Date is insufficient to pay the Performance Fee Note in full, then the Performance Fee Note shall be paid in part from the Cash from Sales from the first Sale, and in part from the Cash from Sales from each successive Sale until the Performance Fee Note is repaid in full. If the Performance Fee Note has not been paid in full within five years from the Termination Date, then the holder of the Performance Fee Note, its successors or assigns, may elect to convert the balance of the fee into Common Stock at a price per share equal to the average closing price of the shares of Common Stock over the ten trading days immediately preceding the date of such election if the Common Stock is Listed at such time. If the Common Stock is not Listed at such time, the holder of the Performance Fee Note, its successors or assigns, may elect to convert the balance of the fee into shares of Common Stock at a price per share equal to the fair market value for such shares as determined by the Board of Directors based upon the Appraised Value of Company’s Properties, net of any debt thereon, on the date of election.

2.             Continuing Effect.  Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

3.             Counterparts.  The parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

CORNERSTONE CORE PROPERTIES REIT, INC.

By:	/s/ Terry G. Roussel
Name:	Terry G. Roussel
Title:	President

CORNERSTONE REALTY ADVISORS, LLC

By:	/s/ Terry G. Roussel
Name:	Terry G. Roussel
Title:	President